CUSIP No. G73268149

Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the ordinary shares, nil par value (the “Ordinary Shares”) of Quotient Limited and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of December 15, 2022.

Whitebox Advisors LLC

By:	/s/ Jaime McPhee
Name:	Jaime McPhee
Title:	Deputy Chief Compliance Officer and Counsel

Whitebox General Partner LLC

By:	/s/ Jaime McPhee
Name:	Jaime McPhee
Title:	Authorized Signatory

Whitebox Relative Value Partners, LP

By:	Whitebox General Partner LLC

By:	/s/ Jaime McPhee
Name:	Jaime McPhee
Title:	Authorized Signatory

Whitebox Multi-Strategy Partners, LP

By:	Whitebox General Partner LLC

By:	/s/ Jaime McPhee
Name:	Jaime McPhee
Title:	Authorized Signatory

Pandora Select Partners, LP

By:	Whitebox General Partner LLC

By:	/s/ Jaime McPhee
Name:	Jaime McPhee
Title:	Authorized Signatory

Whitebox GT Fund, LP

By:	Whitebox General Partner LLC

By:	/s/ Jaime McPhee
Name:	Jaime McPhee
Title:	Authorized Signatory